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                                             EXHIBIT 23.1

                  INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Mobile Gas Service Corporation (the "Company") on Form S-4 of our report dated November 7, 1997, appearing in the Annual Report on Form 10-K of the Company for the year ended September 30, 1997 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/  Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Atlanta, Georgia
December 5, 1997